EXHIBIT 99.1
PHILLIPS-VAN HEUSEN CORPORATION
200 MADISON AVENUE
NEW YORK, NY  10016

FOR IMMEDIATE RELEASE:
June 23, 2011
Contact:                 Michael Shaffer
Executive Vice President
& Chief Financial Officer
(212) 381-3523
www.pvh.com

PHILLIPS-VAN HEUSEN CORPORATION
TO UPDATE EARNINGS GUIDANCE

New York, New York - Phillips-Van Heusen Corporation [NYSE: PVH] announced that at its annual meeting of stockholders today at 10:00 AM EDT, Company management will update its earnings per share guidance it gave on May 31, 2011, driven by continued strong performance in the Calvin Klein and Tommy Hilfiger businesses.

Non-GAAP Guidance
Second Quarter Guidance: The Company now expects earnings per share on a non-GAAP basis to be at least $0.95, which would equal or exceed the high end of its previously announced guidance of $0.93 to $0.95.  This represents an increase of at least 23% over the prior year's second quarter.

Full Year Guidance: The Company now expects earnings per share on a non-GAAP basis to be towards the high end of its previously announced guidance of $4.80 to $5.00.

GAAP Guidance
Second Quarter Guidance: The Company now expects earnings per share to be at least $0.81, which would equal or exceed the high end of its previously announced guidance of $0.79 to $0.81, as compared to a GAAP loss per share of $(1.07) in the prior year's second quarter.

Full Year Guidance: The Company now expects earnings per share to be towards the high end of its previously announced guidance of $4.08 to $4.28.

The live webcast of the annual meeting of stockholders (audio-only), as well as the replay, which will be available beginning one hour after the meeting, may be accessed by logging onto www.pvh.com and going to the News Releases page under the Investor Relations tab.

About Phillips-Van Heusen Corporation
Phillips-Van Heusen Corporation, one of the world’s largest apparel companies, owns and markets the iconic Calvin Klein and Tommy Hilfiger brands worldwide.  It is the world’s largest shirt and neckwear company and markets a variety of goods under its own brands, Van Heusen, Calvin Klein, Tommy Hilfiger, IZOD, ARROW, Bass and G.H. Bass & Co., and its licensed brands, including Geoffrey Beene, Kenneth Cole New York, Kenneth Cole Reaction, MICHAEL Michael Kors, Sean John, Chaps, Donald J. Trump Signature Collection, JOE Joseph Abboud, and DKNY.
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SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Forward-looking statements made in this release and during the meeting, including, without limitation, statements relating to the Company’s future revenue and earnings, plans, strategies, objectives, expectations and intentions, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy, and some of which might not be anticipated, including, without limitation, the following: (i) the Company’s plans, strategies, objectives, expectations and intentions are subject to change at any time at the discretion of the Company; (ii) in connection with the acquisition of Tommy Hilfiger B.V. and certain affiliated companies (collectively, “Tommy Hilfiger”), the Company borrowed significant amounts, may be considered to be highly leveraged, and will have to use a significant portion of its cash flows to service such indebtedness, as a result of which the Company might not have sufficient funds to operate its businesses in the manner it intends or has operated in the past; (iii) the levels of sales of the Company’s apparel, footwear and related products, both to its wholesale customers and in its retail stores, the levels of sales of the Company’s licensees at wholesale and retail, and the extent of discounts and promotional pricing in which the Company and its licensees and other business partners are required to engage, all of which can be affected by weather conditions, changes in the economy, fuel prices, reductions in travel, fashion trends, consolidations, repositionings and bankruptcies in the retail industries, repositionings of brands by the Company’s licensors and other factors; (iv) the Company’s plans and results of operations will be affected by the Company’s ability to manage its growth and inventory, including the Company’s ability to continue to develop and grow the Calvin Klein businesses in terms of revenue and profitability, and its ability to realize benefits from Tommy Hilfiger; (v) the Company’s operations and results could be affected by quota restrictions and the imposition of safeguard controls (which, among other things, could limit the Company’s ability to produce products in cost-effective countries that have the labor and technical expertise needed), the availability and cost of raw materials, the Company’s ability to adjust timely to changes in trade regulations and the migration and development of manufacturers (which can affect where the Company’s products can best be produced), changes in available factory and shipping capacity, wage and shipping cost escalation, and civil conflict, war or terrorist acts, the threat of any of the foregoing, or political and labor instability in any of the countries where the Company’s or its licensees’ or other business partners’ products are sold, produced or are planned to be sold or produced; (vi) disease epidemics and health related concerns, which could result in closed factories, reduced workforces, scarcity of raw materials and scrutiny or embargoing of goods produced in infected areas, as well as reduced consumer traffic and purchasing, as consumers limit or cease shopping in order to avoid exposure or become ill; (vii) acquisitions and issues arising with acquisitions and proposed transactions, including without limitation, the ability to integrate an acquired entity, such as Tommy Hilfiger, into the Company with no substantial adverse affect on the acquired entity’s or the Company’s existing operations, employee relationships, vendor relationships, customer relationships or financial performance; (viii) the failure of the Company’s licensees to market successfully licensed products or to preserve the value of the Company’s brands, or their misuse of the Company’s brands and (ix) other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission.

The Company’s presentation will include non-GAAP financial measures, as defined under SEC rules.  Reconciliations of these measures are included in the Company’s 2010 year-end earnings press release, which was released on March 28, 2011, the Company’s first quarter earnings press release, which was released on May 31, 2011, and this press release, each of which is available on the Company’s website at www.pvh.com, and in its Current Reports on Form 8-K furnished to the SEC in connection with these press releases, which are available both on the Company’s website at www.pvh.com and the SEC’s website at www.sec.gov.

The Company does not undertake any obligation to update publicly any forward-looking statement, including, without limitation, any estimate regarding revenue or earnings, whether as a result of the receipt of new information, future events or otherwise.

Non-GAAP Exclusions:
The discussions in this release that refer to non-GAAP amounts exclude the following:
•	Pre-tax costs of $338.3 million incurred in 2010 in connection with the acquisition and integration of Tommy Hilfiger, including the following:

o
a loss of $140.5 million associated with hedges against Euro to U.S. dollar exchange rates relating to the purchase price, of which $52.4 million was recorded in the first quarter and $88.1 million was recorded in the second quarter;

o
transaction, related restructuring and debt extinguishment costs of approximately $121.0 million, of which $51.6 million was incurred in the first quarter, $24.6 million was incurred in the second quarter, $13.7 million was incurred in the third quarter and $31.0 million was incurred in the fourth quarter;

o	short-lived non-cash valuation amortization charges of approximately $76.8 million, of which $53.3 million was recorded in the second quarter and $23.5 million was recorded in the third quarter.

•
Pre-tax costs of $6.6 million incurred in the fourth quarter of 2010 in connection with the Company’s exit from its United Kingdom and Ireland Van Heusen dress furnishings and accessories business, principally consisting of non-cash charges.

•	A tax benefit of approximately $7.9 million in 2010 (recorded in the third quarter) related to the lapse of the statute of limitations with respect to certain previously unrecognized tax positions.

•
Pre-tax costs of approximately $59 million expected to be incurred in 2011 in connection with the integration of Tommy Hilfiger and related restructuring, of which $30.5 million was incurred in the first quarter and approximately $15 million is expected to be incurred in the second quarter.

•	Pre-tax costs of approximately $16.2 million incurred in the first quarter of 2011 in connection with the modification of the Company’s credit facility.

•
Estimated tax effects associated with the above pre-tax costs, which are based on the Company’s assessment of deductibility.  In making this assessment, the Company evaluated each item that it has recorded as a restructuring, acquisition, integration or debt modification cost to determine if such cost is tax deductible, and if so, in what jurisdiction the deduction would occur.  All items above were identified as either primarily tax deductible in the United States, in which case the Company assumed a tax rate of 38.0%, or as non-deductible, in which case the Company assumed no tax benefit.  The assumptions used were consistently applied for both GAAP and non-GAAP earnings amounts.

Phillips-Van Heusen Corporation
Reconciliations of GAAP to Non-GAAP Amounts

The Company believes presenting its (1) 2011 estimated results excluding (i) the costs expected to be incurred in connection with its integration of Tommy Hilfiger and related restructuring; (ii) the costs incurred in connection with the Company’s modification of its credit facility; and (iii) the estimated tax effects associated with these costs, and (2) 2010 results excluding (i) the costs incurred in connection with its acquisition and integration of Tommy Hilfiger; (ii) the costs incurred in connection with the exit from its United Kingdom and Ireland Van Heusen dress furnishings and accessories business; (iii) the tax effects associated with these costs; and (iv) a tax benefit related to the lapse of the statute of limitations with respect to certain previously unrecognized tax positions, both of which are on a non-GAAP basis, provides useful additional information to investors. The Company believes that the exclusion of such amounts facilitates comparing current results against past and future results by eliminating amounts that it believes are not comparable between periods, thereby permitting management to evaluate performance and investors to make decisions based on the ongoing operations of the Company. The Company believes that investors often look at ongoing operations of an enterprise as a measure of assessing performance. The Company has provided the reconciliations set forth below to present its estimates on a GAAP basis and excluding these amounts. The Company uses its results excluding these amounts to evaluate its operating performance and to discuss its business with investment institutions, the Company’s Board of Directors and others. The Company’s earnings per share amounts excluding the costs associated with its acquisition and integration of Tommy Hilfiger and related restructuring, the modification of its credit facility and the exit from its United Kingdom and Ireland Van Heusen dress furnishings and accessories business are also the basis for certain incentive compensation calculations.  The estimated tax effects associated with the above costs are based on the Company’s assessment of deductibility. In making this assessment, the Company evaluated each item that it has recorded or expects to record as an acquisition, integration, restructuring or debt modification cost to determine if such cost is tax deductible, and if so, in what jurisdiction the deduction would occur. All items above were identified as either primarily tax deductible in the United States, in which case the Company assumed a tax rate of 38.0%, or as non-deductible, in which case the Company assumed no tax benefit. The assumptions used were consistently applied for both GAAP and non-GAAP earnings amounts.

(Dollar and share amounts in millions, except per share data)

2011 Integration, Restructuring and Debt Modification Costs and Earnings Per Share Reconciliations

Integration, restructuring and debt modification costs expected to be incurred (please see “Non-GAAP Exclusions” section for detail):
Pre-tax	$75.0	$15.0
Tax impacts	(22.5)	(5.0)
After tax	$52.5	$10.0

GAAP earnings per common share	$4.08 - $4.28	$0.79 - $0.81
Estimated per common share impact of after tax integration, restructuring and debt modification costs	$0.72	$0.14
Earnings per common share excluding impact of integration, restructuring and debt modification costs	$4.80 - $5.00	$0.93 - $0.95

Phillips-Van Heusen Corporation
Reconciliations of GAAP to Non-GAAP Amounts (Continued)

Full Year and Second Quarter 2010 Reconciliation of GAAP Diluted Net Income (Loss) Per Common Share to Non-GAAP Diluted Net Income Per Common Share

	Full Year 2010				Second Quarter 2010
	(Actual)				(Actual)
	Results Under GAAP	Adjustments		Non-GAAP Results	Results Under GAAP	Adjustments		Non-GAAP Results

Net income (loss)	$53.8	$(233.2	)(1)	$287.0	$(70.6)	$(125.6	)(2)	$55.0
Total weighted average shares	67.4			67.4	65.9	5.5		71.4

Diluted net income (loss) per common share	$0.80			$4.26	$(1.07)			$0.77

(1)
Represents the impact on net income in the year ended January 30, 2011 from the elimination of (i) costs incurred in connection with the Company’s acquisition and integration of Tommy Hilfiger, including transaction, restructuring and debt extinguishment costs, short-lived non-cash valuation amortization charges and the effects of hedges against Euro to U.S. dollar exchange rates relating to the purchase price; (ii) the costs incurred in connection with the Company’s exit from its United Kingdom and Ireland Van Heusen dress furnishings and accessories business; and (iii) a tax benefit related to the lapse of the statute of limitations with respect to certain previously unrecognized tax positions.

(2)
Represents the impact on net loss in the quarter ended August 2, 2010 from the elimination of costs incurred in connection with the Company’s acquisition and integration of Tommy Hilfiger, including transaction, restructuring and debt extinguishment costs, short-lived non-cash valuation amortization charges and the effects of hedges against Euro to U.S. dollar exchange rates relating to the purchase price.